Exhibit 16.1

Moss Adams LLP

Item 601 of Regulation S-K

Exhibit 16 – Change in Accountants Letter - Standard Letter Text – post Baker Tilly US, LLP / Moss Adams LLP Merger

June 6, 2025

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Ladies and Gentlemen:

We have read the statements made by Good Times Restaurants Inc. included under Item 4.01 of its Current Report on Form 8-K dated June 6, 2025 to be filed with the Securities and Exchange Commission. We agree with the statements concerning our Firm contained therein.

Sincerely,